Exhibit 10.13
COMMERCIAL LEASE This Lease, made and entered into, this 12th day of October, 2007 by and between Pershing Properties, LLC
Parties
hereinafter called Lessor/Landlord and

Cleantech Biofuels, Inc.

Hereinafter called Lessee/Tenant
WITNESSETH, That the said Lessor for and in consideration of the rents, covenants and Agreements hereinafter mentioned and hereby agreed to be paid, kept and performed by Said Lessee, or Lessees, successors and assigns, has leased and by these presents does lease To said Lessee the following described premises, situated in the              County          of
St. Louis             State of Missouri, to-wit:

Premises	7386 Pershing Sf. Louis, MO 63130 Approximately 1,800 square feet on the first floor and approximately 700 square feet basement storage area subject to dampness.
Use of Premises	To have and to hold the same, subject to the conditions herein contained, and for no other purpose or business than that of General office
Term and Rental
for and during the term of    Three Years
commencing on the    First day available for occupancy
and ending on the     Last day of October 2010 (expected to be Nov. 15, 2007)
At the yearly rental of    Twenty One Thousand Six Hundred and No/100 ($21,600.00) Dollars
payable in advance in equal monthly installments of One Thousand Eight Hundred and No/100 ($1,800.00) Dollars

If the monthly rent which is due on the first of the month is not received in Agents office by the fifth day of the month, then a penalty of 5% of monthly rent must be included.

on the   First    day of each and every month during the said term.

Assignment or Sub-Letting
This lease is not assignable, nor shall said premises or any part thereof be sublet, used or permitted to be used for any purpose other that above set forth without the written consent of the Lessor endorsed hereon; and if this lease is assigned or the premises or any part thereof sublet without the written consent of the Lessor, or if the Lessee shall become the subject of a court proceeding in bankruptcy or liquidating receivership or shall make an assignment for the benefit of creditors, this lease may be such fact or unauthorized act be cancelled at the option of the Lessor. Any assignment of this lease or subletting of said premises or any part thereof with the written consent of the Lessor shall not operate to release the Lessee from the fulfillment on Lessee’s part of the covenants and agreements herein contained to be by said Lessee performed, nor authorize any subsequent assignment or subletting without the written consent of the Lessor.

Repairs and Alterations
All repairs and alterations deemed necessary by Lessee shall be made by said Lessee at Lessee’s costs and expense with the consent of Lessor; and all repairs and alterations so made shall remain as a part of the realty; all plate and other glass now in said demised premises is at the expense of said Lessee.
The Lessor reserves the right to prescribe the form, size, character and location of any and all awnings affixed to and all signs which may be placed or painted upon any part of the demised premises, and the Lessee agrees not to place any awning or sign on any part of the demised premises without the written consent of the Lessor, or to bore or cut into any column, beam or any part of the demised premises without the written consent of Lessor. The Lessee and all holding under said Lessee agrees to use reasonable diligence in the care and protection of said premises during the term of this lease, to keep the water pipes, AND sewer drains in good order and repair and to surrender said premises at the termination of this lease in substantially the same and in as good condition as received, ordinary war and tear expected.
The Lessee agrees to keep said premises in good order and repair and free from any nuisance or filth upon or adjacent thereto, and not to use or permit the use of the same or any part thereof for any purpose forbidden by law or ordinance now in force or hereafter enacted in respect to the use occupancy of said premises. The Lessor or legal representatives may, at all reasonable hours, enter upon said premises for the purpose of examining the condition thereof and making such repairs as Lessor may see fit to make.
If the cost of insurance to said Lessor on said premises shall be increased by reason of the occupancy and use of said demised premises by said Lessee or other person under said Lessee, all such increase over the existing rate shall be paid by said Lessee to said Lessor on demand. The Lessee agrees to pay double rent for each day the Lessee, or an one holding under the Lessee, shall retain the demised premises after the termination of this lease, whether by limitation or forfeiture.

Damage To Tenants Property
Lessor shall not be liable to said Lessee or any other person or corporation, including employees, for any damage to their person or property caused by water, rain, snow, frost, fire, storm and accidents, or by breakage, stoppage or leakage of water, gas, heating and sewer pipes or plumbing, upon, about or adjacent to said premises.
The destruction of said building or premises by fire, or the elements, or such material injury thereto as to render said premises unquestionably untenantable for 90 days, shall at the option of said Lessor or Lessee produce and work a termination of this lease.
If the Lessor and Lessee cannot agree as to whether said building or premises are unquestionably untenantable for 90 days, the fact shall be determined by arbitration; the Lessor and the Lessee shall each choose an arbitrator within five days after either has notified the other in writing of such damage, the two so chosen, before entering on the discharge of their duties, shall elect a third, and the decision of any two of such arbitrators shall be conclusive and binding upon both parties hereto.
If it is determined by arbitration, or agreement between the Lessor and the Lessee, that said building is not unquestionably untenantable for 90 days, then said Lessor must restore said building at Lessor’s own expense, with all reasonable speed and promptness, and I such case a just and proportionate part of said rental shall be abated until said premises have been restored.
Failure on the part of the Lessee to pay any installment of rent or increase in insurance rate promptly as above set out, as and when the same becomes due and payable, or failure of the Lessee promptly and faithfully to deep and perform each and every covenant, agreement and stipulation herein on the part of the Lessee to be kept and performed, shall at the option of the Lessor cause the forfeiture of this lease.
Possession of the within demised premises and all additions and permanent improvements thereof shall be delivered to Lessor upon ten days’ written notice that Lessor has exercised said option, and thereupon Lessor shall be entitled to and may take immediate possession of the demised premises, any other notice or demand being hereby waived.
Any and all notices to be served by the Lessor upon the Lessee for any breach of covenant of this lease, or otherwise, shall be served upon the Lessee in person, or left with anyone in charge of the premises, or posted upon some conspicuous part of said premises.
Said Lessee will quit and deliver up the possession of said premises to the Lessor or Lessor’s heirs, successors, agents or assigns, when this lease terminates by limitation or forfeiture, with all window glass replaced, if broken, and with all keys, locks, bolts, plumbing fixtures, elevator, sprinkler, boiler and heating appliances in as good order and condition as the same are now, or may hereafter be made by repair in compliance with all covenants of this lease, save only the wear thereof from reasonable and careful use.

Re-Entry
But it is hereby understood, and Lessee hereby covenants with the Lessor, that such forfeiture, annulment or voidance shall not relieve the Lessee from the obligation of the Lessee to make the monthly payments of rent hereinbefore reserved, at the times and in the manner aforesaid; and in case of any such default of the Lessee, the Lessor mar re-let the said premises as the agent for and in the name of the Lessee at any rental readily obtainable, applying the proceeds and avails thereof, first, to the payment of such expense as the Lessor may be put to in re-entering, and then to the payment of said rent as the same may from time to time become due, and toward the fulfillment of the other covenants and agreements of the Lessee herein contained, and the balance, if any, shall be paid to the Lessee; and the Lessee hereby covenants and agrees that if the Lessor shall recover or take possession of said premises as aforesaid, and be unable to re-let and rent the same so as to realize a sum equal to the rent hereby reserved, the Lessee shall and will pay to the Lessor any and all loss of difference of rent for the residue of the term. The Lessee hereby give to the Lessor the right to place and maintain its usual “for rent” signs upon the demised premises, in the place that the same are usually displayed on property similar to that herein demised, for the last thirty days of this lease.

The provisions of the addendums attached hereto are incorporated herein by reference. Exhibit A, Exhibit B and Exhibit C

Lessee will be responsible for their own gas and electric and maintenance of interior of space to include replacing light bulbs and cleaning. Lessee will be allowed to use trash service of building (University City) as long as the amount of trash is not excessive. If it becomes excessive the Lessee must pay for their own trash service.

Their will be an annual adjustment of the base rent on the anniversary date of lease of 3% per year.

Parking for space will be used in conjunction with other tenants of the building. Four (4) spaces.

Lessee must obtain an occupancy permit from University City otherwise lease shall become null and void.

Lessee will have option of renewing this lease for an additional 2 years providing Lessee notifies Lessor in writing 90 days prior to the expiration of primary term - all terms & conditions remain the same.

First rental payment is due when Lessee received occupancy permit.

No Constructive Waiver
No waiver of any forfeiture, by acceptance of rent or otherwise, shall waive any subsequent cause of forfeiture, or breach of any condition of this lease; nor shall any consent by the Lessor to any assignment or subletting of said premises, or any part thereof, be held to waive or release any assignee or sub-lessee from any of the foregoing conditions or covenants as against him or them; but every such assignee and sub-lessee shall be expressly subject thereto.
Whenever the word “Lessor” is used herein it shall be construed to include the heirs, executors, administrators, successors, assigns or legal representatives of the Lessor; and the word “Lessee” shall include the heirs, executors, administrators, successors, assigns or legal representative of the Lessee and the words Lessor and Lessee shall include single and plural, individual or corporation, subject always to the restrictions herein contained, as to subletting or assignment of this lease.
IN WITNESS WHEREOF, the said parties aforesaid have duly executed the foregoing instrument or caused the same to be executed the day and year first above written.

Pershing Properties LLCLessor

/s/
/s/ President 10/16/07
Cleantech Biofuels, Inc. Lessee

STATE OF MISSOURI

                  of                     } ss.

On this _________ day of __________________ in the year _____, before me

_________________________________________________________, a Notary Public in and for said state, personally appeared ____________________________________, known to me to be the person[s) described in and who executed the within Commercial Lease, and acknowledged to me that he/she executed the same as his/her/their free act and deed for the purposes therein stated.

IN TESTIMONY, I set my hand and affixed my official seal in the City or County and State aforesaid, on the day and year above written.

Notary Public
My term expires:

STATE OF MISSOURI

                  of                     }

On this ___________ day of _______________________________________, 20_____, before me, ____________________________________, a Notary Public in and for said state,personally appeared, _________________________________, who being by me duly sworn, did say that he/she is the _____________________ of ______________________________, a Corporation of the State of _____________________________, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation, by authority of its Board of Directors; and said _______________________ acknowledges said instrument to be the free act and deed of said corporation.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the _______________________ And State aforesaid, the day and year first above written.

Notary Public
My term expires:

STATE OF MISSOURI

                  of                     }

On this ___________ day of _______________________________________, 20_____, before me, ____________________________________, a Notary Public in and for said state,personally appeared, _________________________________, who being by me duly sworn, did say that he/she is the _____________________ of ______________________________, a Corporation of the State of _____________________________, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation, by authority of its Board of Directors; and said _______________________ acknowledges said instrument to be the free act and deed of said corporation.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the _______________________ And State aforesaid, the day and year first above written.

Notary Public
My term expires:

EXHIBIT “A”

ADDENDUM

THIS ADDENDUM TO COMMERCIAL LEASE IS entered into by and between Pershing Properties LLC Hereinafter called “Lessor”, and Cleantech Biofuels, Inc. hereinafter called “Lessee”, and is part of a Lease Agreement of even date, attached hereto, with respect to certain “Leased Premises” defined therein. To the extent that the provisions contained in this Addendum are inconsistent with or conflict with the pre-printed provisions of the Commercial Lease attached hereto, the provisions of this Addendum shall control and govern the rights of the parties.

IN CONSIDERATION OF the rents paid by Lessee and the mutual covenants contained herein, the parties agree as follows:

Section 1. Payments. All rental payments are to be made to Lessor at such address as Lessor shall from time to time designate. If Lessee shall fail to pay; when the same is due and payable, any rent or any additional rent, such unpaid amounts shall bear interest from the due date of payment at the rate of _5_% of the only rental amount.

Section 2. Security Deposits. Concurrently with the execution of this Lease, Lessee shall deliver to Lessor a sum of Three Thousand Six Hundred and No/100 ($3,600.00) ($1,200.00) as security for Lessee’s performance of the covenants and conditions of this Lease. The deposited money may be co-mingled with other funds of Lessor and Lessor shall not be liable for interest. If Lessee shall default with respect to any covenant or condition of this Lease, including but not limited to the payment of rent, Lessor may apply all or part of the security deposit to the payment of any sum in default or any other sum which Lessor may be required to spend b reason of Lessee’s default. Should Lessee comply with all of the covenants and conditions of this Lease, the security deposit or any balance thereof shall be returned to Lessee at the expiration of the term thereof.

Section 3. Utilities. Lessor shall not be responsible for any discontinuation or interruption of any utility service and any such discontinuation or interruption of any utility service and any such discontinuation or interruption shall not give either party the right to terminate this Lease or cause the rent or additional rent provided herein to be abated. Lessor may, with notice to Lessee, or without notice in the case of an emergency, cut off and discontinue gas, water, electricity and any or all other utilities whenever such discontinuance is necessary in order to make repairs or alterations. No such action by Lessor shall be construed as an eviction or disturbance of possession or as an election by Lessor to terminate this Lease, nor shall Lessor be in any way responsible or liable for such action.

Section 4. Insurance; Indemnity; Liability: Tenant shall comply with all insurance regulations so the lowest fire, lightening, explosion, extended coverage and liability insurance rates may be obtained; and nothing shall be done or kept in or on the premises by Tenant or which will cause cancellation of any such insurance or which will cause an increase for the premium for any such insurance on the premises on any contents located therein, over the premium usually charged for the proper use of the premises as permitted by the Lease. On demand, Tenant shall reimburse Landlord for insurance premiums if so provided in the paragraph captioned “Basic Terms” prorated on a daily basis for any partial year.
Tenant shall at all times indemnify, defend and hold harmless Landlord from all loss, liability, cost or damages that may occur or be claimed with respect to any person, entity or property, on or about the premises or to the property itself resulting from any act or omission of Tenant, its agents, employees, invitees or any person on the premises related to Tenant’s use, occupancy, non-use or possession of the premises and any and all loss, cost, liability or expense resulting therefrom except to the extent cause by Landlord’s misconduct or negligence. Tenant shall maintain the premises in a safe and careful manner.
Tenant shall maintain adequate insurance on its personal property used or kept in the premises and shall maintain comprehensive public liability insurance with a responsible insurance company licensed to do business in Missouri; and satisfactory to Landlord, properly protecting and indemnifying Landlord in an amount of not less than One Million Dollars ($1,000,000) for injury to or death of any one person, Three Million Dollars ($3,000,000) for personal injury to or death of two or more persons arising out of any one occurrence and not less than One Hundred Thousand Dollars (100,000) with respect to property damage. Tenant shall furnish Landlord with a certificate or certificates of insurance covering such insurance so maintained by Tenant.

Section 5. Increase in Taxes or Insurance. Lessee agrees to pay to Lessor, as additional rent, an amount equal to Lessee’s share of any increase in the amount of real estate taxes and assessments over and above the amount of such taxes and assessments for the calendar year, if any, and Lessee’s share of any increase in the cost of insurance over and above the cost of insurance for the policy year 2006, if any. Such payments shall be paid by Lessee to Lessor within thirty (30) days following written notice by Lessor to Lessee that such amount is due and payable.
“Lessee’s Share” as used in this Paragraph shall be based on the ratio which the number of square feet of area in the Leased Premises bears to the total number of rentable square feet of area in the property of which the Leased Premises are a part. For the purpose of this Lease, Lessee’s Share is: 16.6%. If the term of this Lease shall terminate other than on the last day of a calendar year, any excess for such final year shall be prorated based on the number of months of tenancy during such year.
“Real Estate Taxes” as used in the Paragraph shall include all governmental taxes, levies, and assessments with respect to the Leased Premises or the property of which the Leased Premises are a part.
“Insurance” as used in this Paragraph means the insurance maintained by Lessor insuring against loss or damage by fire and against all other risks of a similar or dissimilar nature as are covered by endorsement commonly known as “supplemental or extended coverage” in amounts not less than one hundred percent ( 1 00%) of the full replacement value of the property of which the Leased Premises are a part, fixtures and contents. Any increase shall be an increased insurance cost to be paid by Lessee.

Section 6. Tax on Leased Premises. Lessee shall be responsible for and shall pay before delinquency all municipal, county or state taxes assessed during the term of this Lease against any leasehold interest or personal property of any kind, owned by or placed in, upon or about the Leased Premises by the Lessee.

Section 7. Maintenance and Repair. Lessee shall be responsible for and shall perform, as it shall be necessary to keep the Leased Premises in good order, condition and repair. If Lessee refuses or neglects to repair property as required hereunder, and to the reasonable satisfaction of Lessor as soon as reasonably possible after written demand, Lessor may make such repairs without liability to Lessee for any loss or damage that may occur to Lessee’s merchandise, fixtures or other property and Lessee shall pay Lessor’s costs for making such repairs, upon presentation of a bill therefore, as additional rent. Lessor will maintain all mechanical systems.

Section 8. Lessee’s Property. At the termination of this Lease, Lessee agrees to remove such of Lessee’s equipment, goods and effects as are not permanently affixed to the Leased Premises, to remove such of the alterations and additions made by Lessee as Lessor may request, alterations made by Lessee, to restore the Leased Premises to its original condition as Lessor may request; and except for such alterations and additions which Lessor may request Lessee to remove, which theretofore shall be removed by Lessee, Lessee shall peaceably yield up the Leased Premises and all alterations and additions thereto, including but not limited to, all fixtures, furnishings, floor coverings, and equipment which are permanently affixed to the Leased Premises, and all air conditioning, heating and cooling equipment serving the Leased Premises, which shall thereupon become the property of Lessor, clean and in good order, repair and condition, normal wear and tear expected. Lessee reserves the right to remove all trade fixtures, attached or unattached, from the premises.

Section 9. Condition of Leased Premises. Lessee accepts the Leased Premises and the property of which the Leased Premises are a part in their present condition thereof or as to the use or occupancy which may be made thereof.

Section 10. Personal Property. Landlord shall not be liable for any loss or damage to any merchandise, inventory, goods, fixtures, improvements or personal property in or about the premises, unless the cause of such loss or damage is the result of Landlord’s negligence or intentional act.

Section 11. Hazardous Substances. Tenant covenants and warrants that Tenant will at all times comply with and conform to all laws, statutes, ordinances, rules and regulations of any governmental or regulatory authorities which relate to the transportation, storage, placement, handling, treatment, discharge, generation, production or disposal of any waste, petroleum product, waste products, radioactive waste, polychlorinated byphenyls, asbestos, hazardous materials of any kind, and any substances which are regulated by any law, statue, ordinance, rule or regulation. Tenant further agrees it will indemnify, defend, save and hold harmless Landlord and Landlord’s officers, directors, shareholders, employees and agents and their respective heirs, successors and assigns against and from any and all damages, claims, liabilities, loss, costs and expenses incurred by or asserted against the indemnified parities by reason of or arising out of the breach of any of the representations or undertakings contained in this section.

Section 12. Eminent Domain. If the premises or any substantial part thereof shall be taken by any competent authority under the power of eminent domain or be acquired for any public or quasi-public use or purpose, this Lease shall terminate upon the date when the possession of the premises or the part thereof so taken shall be required for such use or purpose and without apportionment of the award, and Tenant shall have no claim against Landlord for the value of any unexpired lease term. If any condemnation proceeding shall be instituted in which it is sought to take or damage any part of Landlord’s building or the land under it or if the grade of any street or alley adjacent to the building is changed by any competent authority and such change of grade makes it necessary or desirable to remodel the building to conform to the changed grade, Landlord shall have the right to cancel this Lease after having given written notice of cancellation to Tenant no less than ninety (90) days prior to the date of cancellation designated in the notice. In either case, rent at the then current rate shall be apportioned as of the date of the termination. No money or other consideration shall be payable by Landlord to Tenant for the right of cancellation and Tenant shall have no right to share in the condemnation award or in any judgment for damages caused by the taking or change of grade. Nothing in this paragraph shall preclude an award being made to Tenant for loss of business or depreciation to and cost of removal of equipment or fixtures. Landlord shall advise Tenant upon receipt of any notice received by Landlord concerning any condemnation.

SECTION 13. DEFAULT AND REMEDIES. If: (a) Tenant fails to comply with any material term of this Lease; (b) Tenant deserts or vacates the premises; (c) any petition is filed by or the bankruptcy law; (d) Tenant becomes insolvent or makes a transfer in fraud of creditors; (e) or Tenant makes an assignment for the benefit of creditors; or (f) a receiver is appointed for Tenant or any of the assets of Tenant, then in any of such events, Tenant shall be in default and Landlord shall have the option to do anyone or more of the following: upon thirty (30) days’ prior written notice, excepting the payment of rent or additional rent for which no demand or notice shall be necessary, in addition to and not in limitation of any other remedy permitted by law, to enter upon the premises or any part thereof either with or without process of law, and to expel, remove and put out Tenant or any other persons who might be thereon, together with all personal property found therein; and, Landlord may terminate this Lease or it may from time to time, without termination this Lease, rent the premises or any part thereof for such term or terms (which may be for a term extending beyond the lease term) and at such rent and upon such terms s Landlord in its sole discretion may deem advisable, with the right to repair, renovate, remodel, redecorate, alter and change the premises. At the option of Landlord, rents received by Landlord from such reletting shall be applied first to the payment of any indebtedness from tenant to Landlord other than rent and additional rent due hereunder; second, to payment of any costs and expenses of such reletting, including, without limitation, attorneys’ fees, advertising fees and brokerage fees, and to the payment, exclusive of renovation for a new tenant, of any repairs, renovation, remodeling, rent, and interest, due and payable under this Lease, and, if after applying such rents against the rent and additional rent and interest Tenant must pay Landlord under this Lease there remains a possession of the premises shall be construed as an election on Landlord’s part to terminate or accept a surrender of this Lease unless Landlord gives Tenant a prior written notice of such thereafter elect to terminate this Lease for such previous breach and default. Should Landlord at any time terminate this Lease by reason of any default, in addition to any other remedy it may have, it may recover from Tenant the worth at the time of such termination of the excess of the amount of rent and additional rent reserved in this Lease for the balance of the lease term over the then reasonable rental value of the premises for the same period. The parties shall have the right and remedy to seek redress in the courts at any times to correct or remedy any default by injunction or otherwise, without such result being deemed a termination of or acceptance of surrender of this Lease, and Landlord, whether this Lease has been terminated or not, shall have the absolute right by court action or other wise to collect any and all amounts of unpaid rent or unpaid additional rent or any other sums due from Tenant to Landlord under this Lease which were or are unpaid at the date of termination. If either party uses an attorney to enforce its rights or to collect any amount payable under this Lease, then in each case the prevailing party shall receive reasonable attorneys’ fees and expenses incurred by it from the other party.

SECTION 14. WAIVER. The rights and remedies of the parties under this Lease, as well as those provided or accorded by law, shall be cumulative, and none shall be exclusive of any other rights or remedies hereunder or allowed by law. A waiver by either party of any breach or breaches, default or defaults, of either party hereunder shall not be deemed to be a continuing waiver of such breach or default nor as a waiver of or permission, expressed or implied, for any subsequent breach or default; and it is agreed that the acceptance by landlord of any installment of rent subsequent to the date the same should have been paid hereunder shall in no manner alter or affect the covenant and obligation of Tenant to pay subsequent installments of rent promptly upon the due date thereof. No receipt of money by landlord after the termination of this Lease in any way shall reinstate, continue or extend the lease term.

SECTION 15. HOLDING OVER. If Tenant holds over after this Lease or any renewal or extension thereof expires or terminates, Tenant will pay double rent for the entire hold-over period, and, unless Landlord and Tenant enter a written “hold-over agreement” expressly identified as such, Tenant shall be deemed a trespasser and shall have no right to the premises whatsoever. Tenant shall further be liable to Landlord for all direct and consequential damages caused by such hold-over and for all attorneys’ fees and expenses incurred by Landlord in enforcing its rights under this Lease.

SECTION 16. ALTERATIONS. Tenant shall not make any alterations or additions in or to the premises without the prior written consent of Landlord.

SECTION 17. UTILITIES OR SERVICES. Tenant shall furnish and pay for all electricity, gas, water and any services or utilities used in or assessed against the premises, unless otherwise expressly provided in this Lease.

SECTION 18. PUBLIC REQUIREMENT. Tenant shall comply with all laws, orders, ordinances and other public requirements now or hereafter affecting the premises or the use thereof, including, without limitation, environmental laws and accessibility laws, and indemnify, defend and hold Landlord harmless from expense or damage resulting from failure to do so.

SECTION 19. DAMAGE BY CASUALITY. If the premises or any building of which the premises form a part, shall be destroyed or shall be so damaged by fire or other casualty, as to become untenantable, then, at Landlord’s option, this Lease shall terminate from the date of such damage or destruction and Tenant shall immediately surrender the premises to Landlord, and Tenant shall pay rent, prorated on a daily basis, to the time property became untenantable; provided, however, that Landlord shall exercise its option to terminate this lease by written notice to Tenant within twenty (20) days after such damage or destruction. If landlord does not elect to terminate this lease, then this Lease shall continue in full force and Landlord shall repair the premises using reasonable diligence to put the same in as good a condition as prior to the damage or destruction, and for the purpose may enter the premises. Rent shall abate in proportion to the extent and duration of untenantability. In either event, Tenant shall remove all rubbish, debris, merchandise, furniture, equipment and other of its personal property within ten (10) days after the request of the Landlord. If the fire or other casualty does not render the premises untenantable and unfit for occupancy, then Landlord shall repair the same using reasonable diligence but rent shall not abate. Tenant shall have no claim for compensation or otherwise resulting from the inconvenience or annoyance arising from such repairs of any portion of any building or the premises, however occurring.

SECTION 20. ASSIGNMENT AND SUBLETING. Tenant may not assign this Lease or allow it to be assigned by operation of law or otherwise, or sublet the premises or any part thereof, or use or permit the premises to be used for any purpose not permitted by this Lease without the prior written consent of Landlord to each such assignment, sublease, or change in use, which consent will not be unreasonably withheld.

SECTION 21. ESTOPPEL CERTIFICATE. Tenant shall from time to time upon not less than ten (10) days prior written request by Landlord, deliver to Landlord a written certificate stating as follows: that this Lease is unmodified and in full force, or if modified, that the Lease as modified is in full force, the dates to which rent or other charges have been paid, and that Landlord is not in default under this Lease except for such defaults, if any, described in detail in such certificate.

SECTION 22. SUBORDINATION. This Lease shall also be subject and subordinate in law and equity to any existing or future mortgage or deed of trust placed by Landlord upon the premises or the property of which the premises form a part. Upon request, Tenant shall execute any documents reasonably required to confirm such subordination.

SECTION 23. QUIET POSSESSION. Landlord agrees that if Tenant performs fully all of its obligations under this Lease, Tenant shall and may peaceably and quietly have, hold and enjoy their premises; provided that such covenant of quiet enjoyment shall only bind the named Landlord, its heirs, successors, or assigns during such party’s ownership of the premises. Landlord and Tenant further represent that each has full right, title, power and authority to make, execute and deliver this Lease.

SECTION 24. SUCCESSORS AND ASSIGNS. All the covenants, agreements and conditions herein contained shall extend to and be binding upon the respective successors, heirs, executors, administrators, assigns, receivers or other personal representatives of the parties to this Lease. Neither this Lease nor any interest therein shall pass to any trustee or receiver in bankruptcy or to any other receiver or assignee for the benefit of creditors by operation of law or otherwise. Upon request, Tenant shall attorn to any successor to Landlord and shall execute any documents reasonably required to carry out such attornment.

SECTION 25. ENTIRE AGREEMENT. This Lease supersedes all prior negotiations and agreements between the parties hereto. The parties have made no representations, warranties, understandings or agreements other than those expressly set forth herein.

SECTION 26. AMENDMENTS. This Lease may be amended or modified in whole or in part only by a written agreement executed in the same manner as this Lease and making specific reference thereto.

SECTION 27. CONSTRUCTION. Unless the context otherwise requires, when used in the Lease, the singular includes the plural and vice versa, and the masculine includes the feminine and neuter and vise versa. A person is deemed to include an individual or any entity. If any provisions of this Lease be officially found to be contrary to law, or void as against public policy or otherwise, such provisions shall be either modified to conform to the laws or considered severable with the remaining provisions hereof continuing in full force. The titles and headings in this Lease are used only to facilitate reference, and in no way to define or limit the scope or intent of any of the provisions of this Lease. This Lease may be executed in two or more counterparts, all of which taken together shall constitute one instrument. All exhibits attached to this Lease and signed or initialed by Landlord and tenant are incorporated herein by reference. This Lease shall be governed by the internal laws of Missouri.

SECTION 28. NOTICES. All notices, consents, approvals, requests, waivers, objections, or other communications (collectively “Notices”) required under this Lease shall be in writing and shall be served by hand delivery, by prepaid United States certified mail, return receipt requested, or by reputable overnight delivery service guaranteeing next-day delivery and providing a receipt, and addressed to Tenant at the premises or to Landlord where rent is payable or at such other address as either party shall designate by written notice t the other party. Notices shall be deemed effective the day after mailing or upon the receipt or refusal of either hand delivery or next-day delivery.

TIMELY AND EXACT PERFORMANCE IS ESSENTIAL TO THIS LEASE

IN WITNESS WHEREOF, the parties have executed this Lease on the date(s) indicated below their respective signature.

LANDLORD/LESSOR:	TENANT/LESSEE:

By:	By:
Pershing Properties LLC	Cleantech Biofuels Inc.

Dated:	Dated:	/s/ 10/16/07